                         MAXIM INTEGRATED PRODUCTS, INC.
                       1987 SUPPLEMENTAL STOCK OPTION PLAN


                              Adopted June 2, 1987

             As amended by the Board of Directors on August 26, 1987
                    Approved by Shareholders October 19, 1987

              As further amended on January 29 and August 23, 1988
                  Approved by Stockholders on October 26, 1988

                      As further amended on August 24, 1988
                  Approved by Stockholders on November 3, 1989

                      As further amended on August 9, 1990
                  Approved by Stockholders on October 26, 1990

                        As further amended on May 8, 1991
                  Approved by Stockholders on November 7, 1991

                      As further amended on August 13, 1992
                  Approved by Stockholders on November 5, 1992

                      As further amended on August 25, 1993
                  Approved by Stockholders on November 5, 1993

                    As further amended on February 17, 1994,
                 March 23, 1994, April 21, 1994 and May 12, 1994
                  Approved by Stockholders on November 10, 1994

                      As further amended on August 10, 1995
                 Approved by Stockholders on November ___, 1995


1.       PURPOSE

                                       1.

         (a) The purpose of the Plan is to provide a means by which employees of Maxim Integrated Products, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by the Company, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (d) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422 of the Code.

2.       ADMINISTRATION

         (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

             (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

             (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

             (3) To amend the Plan as provided in paragraph 10.

             (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

         (c) The Board may delegate administration of the Plan to a committee composed of not fewer than three (3) persons (who may, but need not, be members of the Board) (the "Committee"), all of the members of which Committee shall be disinterested persons, if required and as defined by the provisions of subparagraph 2(d), and may also be, in the discretion of the Board, outside directors, as defined by the provisions of subparagraph 2(f). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan to the extent permitted by law, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted

                                       3.

from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this paragraph 2 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who (1) are not then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or (2) are either (i) not then covered employees (as defined by the provisions of subparagraph 2(e)) and are not expected to be covered employees at the time of recognition of income resulting from such option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

         (d) The term "disinterested person," as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), meets the definition of a "disinterested person" set forth in Securities and Exchange Commission ("SEC") Rule 16b-3 or any successor to such Rule.

         (e) The term "covered employee," as used in this Plan, means the Chief Executive Officer and the four (4) other highest compensated officers of the Company.

         (f) The term "outside director," as used in this Plan, means a director who either (i) is not a current employee of the Company or an "affiliated corporation" (as defined in the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving compensation for personal services in any capacity other

                                       4.

than as a director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (g) Any requirement that an administrator of the Plan be a "disinterested person" shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

3.       SHARES SUBJECT TO THE PLAN

         (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate twenty-two million seven hundred eighty thousand (22,780,000) shares (adjusted to reflect the stock dividend effective November 23, 1994) of the Company's common stock; provided, however, that such aggregate number of shares shall be reduced to reflect the number of shares of the Company's common stock which has been sold under, or may be sold pursuant to outstanding options granted under, the Company's Incentive Stock Option Plan, 1987 Employee Stock Participation Plan and Supplemental Nonemployee Stock Option Plan to the same extent as if such sales had been made or options had been granted pursuant to this Plan. If any option granted under this Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for this Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

         (c) There is no maximum limit on the aggregate fair market value of the stock for which any eligible person may be granted options under the Plan in any calendar year.

                                       5.

4.       ELIGIBILITY

         (a) Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible for the benefits of the Plan unless such director is also an employee (including an officer) of the Company or any Affiliate.

         (b) A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time discretion is exercised by the Board in the selection of a director as a person to whom options may be granted, or in the determination of the number or maximum number of shares which may be covered by options granted to a director, a majority of the Board and a majority of the directors acting in such matter are disinterested persons, as defined in subparagraph 2(d). The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. (c)No person shall be eligible for the grant of an option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more then ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the option price is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant.

         (c) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, no person shall be eligible to be granted options covering more than one million five hundred


                                       6.

thousand (1,500,000) shares (adjusted to reflect the stock dividend effective November 23, 1994) of the Company's common stock in any calendar year.

5.       OPTION PROVISIONS

         Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

         (a) The term of any option shall not be greater than ten (10) years from the date it was granted.

         (b) The exercise price of each option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted; provided, however, that no option may be granted at less than one hundred percent (100%) of the fair market value except as follows: (1) Any grant at less than one hundred percent (100%) of fair market value requires the approval of the Committee; (2) the Committee shall not grant such option unless it records in the minutes of its meeting or action by written consent its good faith determination that the following conditions have been satisfied: grants of this nature are to be made only infrequently and only where good business reasons outweigh a normal presumption in favor of grants at one hundred percent (100%) of fair market value; and (3) the total number of shares of stock subject to grant at less than one hundred percent (100%) of the fair market value shall not exceed five percent (5%) of the Total Shares Subject to the Plan. The Total Shares Subject to the Plan shall mean the


                                       7.

aggregate number of shares initially reserved for issuance under the Plan plus all increases in shares reserved for issuance after the initial reservation.

         (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of grant or exercise of the option
(A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

         Deferred payment arrangements may be interest free or may provide for interest at any rate deemed appropriate by the Board or the Committee.

         (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

         (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised


                                       8.

from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

         (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with a view to or for sale in connection with any distribution of the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

         (g) An option shall terminate three (3) months after termination of the optionee's employment with the Company or an Affiliate, unless (i) the termination of employment of the optionee is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment; or (ii) the optionee dies while in the employ of the Company or an Affiliate, or within not more than three (3) months after termination of such employment, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the optionee's employment, or (b) that it may be exercised more than three (3) months after termination of the optionee's employment with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment.

         (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

6.       COVENANTS OF THE COMPANY

         (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

                                      10.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

7.       USE OF PROCEEDS FROM STOCK

         Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8.       MISCELLANEOUS

         (a) The Board or the Committee shall have the power to accelerate the time during which an option may be exercised or the time during which an option or any portion thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time during which it may be exercised or the time during which it will vest.

         (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.


                                      11.

         (c) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

         (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible person or optionee any right to continue in the employ of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment of any eligible person or optionee with or without cause.

         (e) Outstanding options may be Repriced (as defined below) only subject to the following conditions: (1) Repricing may be approved as to a number of shares subject to outstanding options equal to not more than five percent (5%) of the Total Shares Subject to the Plan (defined below) in any twelve (12) month period; (2) Repricing requires the approval of a majority of the Board or the Committee; and (3) the Board or the Committee shall not Reprice options unless it records in the minutes of its meeting or action by written consent its good faith determination that the following conditions have been satisfied: Repricing is to occur only infrequently and the determination to approve Repricing derives principally from conditions other than poor operating performance by the Company. To "Reprice" for purposes of this Plan shall mean to amend an outstanding option to reduce its exercise price or to issue a new option with a lower exercise price to replace an outstanding option with a higher exercise price, in either case without a material adverse (to the optionee) change in the other terms of the outstanding option. The Total Shares

                                      12.

Subject to the Plan shall mean the aggregate number of shares initially reserved for issuance under the Plan plus all increases in shares reserved for issuance after the initial reservation.

9.       ADJUSTMENTS UPON CHANGES IN STOCK

         (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

         (b) In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) the time during which such options may be exercised shall be accelerated and the option terminated if not exercised prior to such event, or (iii) such options shall continue in full force and effect.


                                      13.

10.      AMENDMENT OF THE PLAN

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the vote of a majority of the shares of the Company represented and voting at a duly held meeting within twelve (12) months before or after the adoption of the amendment, where the amendment will:

             (i) Increase the number of shares reserved for options under the Plan;

             (ii) Materially modify the requirements as to eligibility for participation in the Plan; or

             (iii) Materially increase the benefits accruing to participants under the Plan except to the extent permitted by Rule 16b-3 promulgated under the Exchange Act, as those rules are in effect at the time the amendment is adopted by the Board.

         (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom the option was granted.

11.      TERMINATION OR SUSPENSION OF THE PLAN


                                      14.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12.      EFFECTIVE DATE OF PLAN

         The Plan as amended and restated herein shall become effective as determined by the Board, but no options granted after the date of this amendment and restatement of the Plan shall be exercised unless and until this amended and restated Plan has been approved by the vote or written consent of the holders of a majority of the outstanding shares of the Company entitled to vote, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.



                                      15.